                                                                    Exhibit 99.1


[KENNAMETAL INC. LOGO]                         FROM:    KENNAMETAL INC.
                                                        P.O. Box 231
                                                        Latrobe, PA  15650

                                                        Investor Relations
                                                        724-539-6141
                                                        Contact:  Beth A. Riley

                                                        Media Relations
                                                        724-539-4662
                                                        Contact:  Riz Chand

                                                        DATE:  July 30, 2003

                                    FOR RELEASE:        Immediate

                   KENNAMETAL REPORTS FOURTH QUARTER EARNINGS
                   ------------------------------------------

            - Sales up 15% on acquisitions
            - Reported loss per diluted share of $0.14, per guidance
            - Another strong quarter of cash flow

LATROBE, Pa., July 30, 2003 - Kennametal Inc. (NYSE: KMT) today reported a fiscal 2003 fourth quarter loss of $0.14 per diluted share compared with earnings of $0.48 per diluted share last year. Excluding special items in each period, diluted earnings per share were $0.45 for the quarter, at the high end of guidance, against last year's earnings per share of $0.67. Sales of $463.8 million were 15 percent above prior year, driven by the Widia acquisition. Free operating cash flow was $55 million versus $43 million in fiscal 2002.

                   Earnings Per Share Excluding Special Items

           Company Guidance (07/09/03)                 $0.43 to $0.45

           Analyst Estimate Range (07/29/03)           $0.38 to $0.44

           Earnings, Excluding Special Items                 $0.45

For the total fiscal year, diluted earnings per share were $0.51, compared against last year's loss per share of $6.70. Excluding special items in each period, diluted earnings per share were $1.41 against last year's earnings per share of $1.95. The prior year included a non-cash impairment charge associated with the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets". Sales of $1,759 million grew 11 percent, and free operating cash flow was $136 million.

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, "We are pleased to deliver a credible performance in fiscal 2003, in the context of a manufacturing recession that persisted in North America, for the third year, and deepened in Europe. Our continuing disciplined management of the business strengthened the foundation that will enhance our operating leverage as global manufacturing economies improve."

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

                                      -2-

Tambakeras continued, "We substantially improved our competitiveness across all fronts. The delivery of another strong year of free operating cash flow, in excess of $130 million despite $25 million spent on the Widia integration, was particularly gratifying. Product innovation was unabated, and we confirmed our technological leadership by attaining our target of 40 percent of sales from new products. At the same time, we delivered against very aggressive objectives for the Widia acquisition. In the face of a sustained manufacturing recession, I remain particularly impressed by the resilience and resourcefulness of our employees. "

Tambakeras further noted that Institutional Shareholder Services (ISS) recently reviewed and rated Kennametal's corporate governance profile and, according to ISS, Kennametal outperformed 96% of the companies in the S&P 400 and 98% of the companies in the Capital Goods group.

HIGHLIGHTS

FOURTH QUARTER - FY03
---------------------
- Sales of $463.8 million were 15 percent above last year's $402.9 million. Sales growth was driven by a 13 percent positive benefit from acquisitions.

- Reported net loss was $4.9 million against net income of $15.4 million in the same quarter last year. Excluding special items, net income was $15.9 million for the quarter; a 26 percent decrease compared to net income of $21.4 million last year including the impact of Widia dilution and reduced pension income.

- The current quarter included net special charges of $20.8 million, or $0.59 per diluted share, primarily associated with the previously announced Widia integration efforts and Electronics' impairment charge. Prior-year results included net special charges of $6.1 million, or $0.19 per diluted share, associated with the completion of previously announced restructurings and the divestiture of Strong Tool.

- Decreased pension income reduced earnings per diluted share by $0.05 for the quarter versus the prior year. Pretax income for the quarter was reduced by $2.6 million (non-cash) compared to the same period in fiscal 2002 due to the effect of a decrease in the expected rate of return on Kennametal's pension fund assets, coupled with lower discount rates related to pension liabilities.

- At year-end, Kennametal's pension plan had an unfunded obligation of $3.7 million that resulted in a $35.2 million charge, net of tax, to equity under SFAS No. 87. The company is adequately funded from an ERISA perspective, and still does not anticipate any cash funding requirements during fiscal 2004.

- Free operating cash flow remained strong at $55.0 million, versus $43.5 million in the same period last year.

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
                                      -3-




- Total debt was $526 million, up $114 million from June 2002, but down $91 million from the closing of the Widia acquisition in the September quarter.

FISCAL 2003 VERSUS 2002
-----------------------

- Sales for the 12 months ending June 30, 2003 of $1,759 million grew 11 percent. Net acquisitions and divestitures contributed growth of 11 percent.

- Reported net income was $18.1 million against a net loss of $211.9 million in the prior year. Excluding special items, net income was $49.9 million, a decrease of 19 percent compared to $61.6 million last year.

- Special charges of $31.7 million, or $0.90 per share, were included in the year's results related primarily to the Widia integration and the previously announced Electronics' impairment charge. Prior-year results included special charges of $273.5 million, or $8.65 per share, related primarily to the SFAS No. 142 impairment charge of $250.4 million. A chart detailing special charges for both years is attached.

- Free operating cash flow remained strong at $136 million, versus $131 million for the prior year.

OUTLOOK
-------
Global economic signals remain mixed at the beginning of the current quarter. The sustainability of the modest sales improvement in June is unclear, as near-term visibility remains limited. However, the macroeconomic outlook beyond the next three to six months is cautiously more positive, and continues to suggest that a North American recovery will precede any improvement in Europe.

Tambakeras said, "In fiscal 2004, we expect to accelerate the realization of benefits from our efforts. As projected, the Widia acquisition is anticipated to become accretive to earnings in the first quarter. Our competitive repositioning of the company will gain traction even with a modest market improvement."

Sales for the first quarter of fiscal 2004 are expected to grow 9 to 11 percent year-over-year. Reported diluted earnings per share are expected to be $0.20 to $0.27 per share. This includes an estimate for special charges associated with the completion of the Widia integration of approximately $0.08 to $0.10 per share, consistent with previously announced integration assumption. Excluding these charges, diluted earnings per share are forecasted to range from $0.30 to $0.35 per share.

For the full year, sales are expected to grow 4 to 6 percent year-over-year. Reported diluted earnings per share are expected to be $1.70 to $2.10 per share. This includes an estimate for special charges associated with the completion of the Widia integration approximately $0.10 to $0.20 per share. Excluding these charges, diluted earnings per share are forecasted to



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
                                      -4-


range from $1.90 to $2.20 per share. The earnings forecast includes $0.15 to $0.20 of accretion from Widia, better than the $0.10 to $0.15 per share originally estimated. An incremental increase in pension expense is lowering diluted EPS for the fiscal year by approximately $0.30 per share. In addition, combining information obtained from the valuation of acquired Widia assets with further review and analysis, management has determined that the current useful lives of Kennametal's assets should be extended to more appropriately match the life of those assets. The resulting depreciation expense reduction is expected to be approximately $0.30.

Kennametal expects to generate between $100 and $125 million of free operating cash flow for the year.

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal's corporate web site at www.kennametal.com.

DIVIDEND DECLARED
-----------------
Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable August 25, 2003, to shareowners of record as of the close of business August 8, 2003.

Fourth quarter results will be discussed in a live Internet broadcast at 10:00 a.m. today. Access the live or archived conference by visiting the Investor Relations section of Kennametal's corporate web site at www.kennametal.com.

This release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as "should," "anticipate," "estimate," "approximate," "expect," "may," "will," "project," "intend," "plan," "believe," and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be

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
                                      -5-


achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers' manufacturing competitiveness. With about 14,000 employees worldwide, the company's annual sales approximate $1.8 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM "Supplier of the Year" award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Furth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company's web site at www.kennametal.com.

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
                              FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarters and twelve-month periods ended June 30, 2003 and 2002 are shown in the following tables (in thousands, except per share amounts).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                                  QUARTER ENDED                    TWELVE MONTHS ENDED
                                                                     JUNE 30,                            JUNE 30,
                                                          -----------------------------       -----------------------------
                                                              2003              2002              2003              2002
                                                          -----------       -----------       -----------       -----------
Net sales                                                 $   463,765       $   402,898       $ 1,758,957       $ 1,583,742

       Cost of goods sold(1)                                  314,974           266,025         1,190,053         1,072,918
                                                          -----------       -----------       -----------       -----------

Gross profit                                                  148,791           136,873           568,904           510,824

       Operating expense(2)                                   121,757           100,685           464,861           389,396

       Restructuring and asset impairment charges(3)           20,305             4,657            31,954            27,307

       Amortization of intangibles                                854               697             4,164             2,804
                                                          -----------       -----------       -----------       -----------

Operating income                                                5,875            30,834            67,925            91,317

       Interest expense(4)                                      9,108             7,551            36,166            32,627

       Other (income), net(5)                                  (2,117)             (182)           (2,531)             (361)
                                                          -----------       -----------       -----------       -----------

(Loss) Income before provision for income taxes
       and minority interest                                   (1,116)           23,465            34,290            59,051

Provision for income taxes(6)                                   3,678             7,513            14,300            18,900

Minority interest                                                  74               582             1,860             1,653
                                                          -----------       -----------       -----------       -----------

(Loss) Income before cumulative effect of change
       in accounting principle                                 (4,868)           15,370            18,130            38,498

Cumulative effect of change in accounting
       principle, net of tax(7)                                     -                 -                 -          (250,406)
                                                          -----------       -----------       -----------       -----------

Net (loss) income                                         $    (4,868)      $    15,370       $    18,130       $  (211,908)
                                                          ===========       ===========       ===========       ===========

Diluted (loss) earnings per share                         $     (0.14)      $      0.48       $      0.51       $     (6.70)
                                                          ===========       ===========       ===========       ===========

Dividends per share                                       $      0.17       $      0.17       $      0.68       $      0.68
                                                          ===========       ===========       ===========       ===========

Basic weighted average share outstanding                       35,396            31,673            35,202            31,169
                                                          ===========       ===========       ===========       ===========

Diluted weighted average shares outstanding                    35,682            32,159            35,479            31,627
                                                          ===========       ===========       ===========       ===========


(1) For the quarter and twelve months ended June 30, 2003, these amounts include charges of $2.0 million and $2.2 million, respectively, for integration activities related to the Widia acquisition.

(2) For the quarter and twelve months ended June 30, 2003, these amounts include charges of $1.7 million and $5.5 million, respectively, for integration activities related to the Widia acquisition.



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


                        FINANCIAL HIGHLIGHTS (CONTINUED)


(3) For the quarter and twelve months ended June 30, 2003, these amounts include a non-cash charge of $16.1 million for impairment of long-lived assets within the Electronics business.

(4) For the quarter and twelve months ended June 30, 2003, these amounts include $0.5 million for recognition of a portion of deferred financing fees due to the company reducing its borrowing capacity under its U.S. credit facility. For the quarter and twelve months ended June 30, 2002, these amounts include $0.3 million related to recognition of the remaining unamortized balance of deferred financing fees from the company's U.S. credit facilities that were replaced with a new 3-year facility.

(5) For the quarters ended June 30, 2003 and 2002, these amounts include charges of $0.4 million and $0.5 million, respectively, for fees incurred in connection with the company's accounts receivable securitization program. For the twelve months ended June 30, 2003 and 2002, these amounts include similar charges of $1.9 million and $2.5 million, respectively. For the quarter and twelve months ended June 30, 2002, these amounts include a charge of $3.5 million related to the divestiture of Strong Tool Company.

(6) For the quarter and twelve months ended June 30, 2003, the effective tax rate was (329.6%) and 41.7%, respectively. These amounts reflect that a portion of the Electronics impairment could not be tax effected, otherwise, the tax rate for the quarter and twelve month period would have been 30%.

(7) For the twelve months ended June 30, 2002, this amount represents a non-cash charge for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items and free operating cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures.


RECONCILIATION TO GAAP - QUARTER ENDED JUNE 30 (UNAUDITED)


                                                                                                                 Diluted
                                                                                Operating                         (Loss)/
                                                               Operating         Income/       Net (Loss)/       Earnings
                                             Gross Profit       Expense          (Loss)          Income          Per Share
                                            ---------------  --------------  ---------------  --------------   --------------
2003 Reported Results                            $ 148,791       $ 121,757          $ 5,875        $ (4,868)         $ (0.14)
     MSSG Restructuring                                  -               -            3,134           2,194             0.06
     AMSG Restructuring                                  -               -            1,224             857             0.02
     AMSG Electronics impairment                         -               -           16,110          15,269             0.43
     Corporate Restructuring                             -               -              (99)            (69)               -
     Widia Integration Costs - MSSG                  1,146          (1,365)           2,511           1,758             0.06
     Widia Integration Costs - AMSG                    865            (305)           1,170             818             0.02
     J&L Restructuring                                   -               -              (64)            (45)               -
                                            ---------------  --------------  ---------------  --------------   --------------
2003 Results Excluding Special Items             $ 150,802       $ 120,087         $ 29,861        $ 15,914           $ 0.45
                                            ===============  ==============  ===============  ==============   ==============



2002 Reported Results                            $ 136,873       $ 100,685         $ 30,834        $ 15,370           $ 0.48
     MSSG Restructuring                                384               -            2,104           1,423             0.04
     AMSG Restructuring                                350             (11)           1,424             960             0.03
     Corporate Restructuring                             -               -              915             621             0.02
     Widia Integration Costs - Corporate                 -            (144)             144              98                -
     Deferred Financing Fees                             -               -                -             184             0.01
     J&L Restructuring                                (377)              -              247             168             0.01
     FSS Restructuring                                   -               -              335             226             0.01
     J&L Strong Tool Divestiture                         -               -                -           2,390             0.07
                                            ---------------  --------------  ---------------  --------------   --------------
2002 Results Excluding Special Items             $ 137,230       $ 100,530         $ 36,003        $ 21,440           $ 0.67
                                            ===============  ==============  ===============  ==============   ==============

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

                        FINANCIAL HIGHLIGHTS (CONTINUED)


TWELVE MONTHS ENDED JUNE 30 (UNAUDITED)

                                                                                                                   Diluted
                                                                                                                  Earnings/
                                                               Operating       Operating        Net Income/        (Loss)
                                             Gross Profit       Expense          Income           (Loss)          Per Share
                                            ---------------  --------------  ---------------  --------------   --------------
2003 Reported Results                            $ 568,904       $ 464,861         $ 67,925        $ 18,130           $ 0.51
     MSSG Restructuring                                  -               -            9,060           6,342             0.18
     AMSG Restructuring                                  -               -            4,406           3,084             0.09
     AMSG Electronics impairment                         -               -           16,110          15,269             0.43
     Corporate Restructuring                             -               -            1,137             796             0.02
     Widia Integration Costs - MSSG                  1,344          (5,149)           6,493           4,545             0.14
     Widia Integration Costs - AMSG                    865            (327)           1,192             834             0.02
     J&L Restructuring                                   -               -            1,203             843             0.02
     FSS Restructuring                                   -               -               38              26                -
                                            ---------------  --------------  ---------------  --------------   --------------
2003 Results Excluding Special Items             $ 571,113       $ 459,385        $ 107,564        $ 49,869           $ 1.41
                                            ===============  ==============  ===============  ==============   ==============



2002 Reported Results                            $ 510,824       $ 389,396         $ 91,317      $ (211,908)         $ (6.70)
     MSSG Restructuring                                544               -           10,245           6,958             0.22
     AMSG Restructuring                              1,654             (11)           7,997           5,430             0.17
     Corporate Restructuring                             -               -            1,075             730             0.02
     MSSG (Adoption of SFAS 142)                         -               -                -         168,314             5.32
     AMSG (Adoption of SFAS 142)                         -               -                -          82,092             2.60
     Widia Integration Costs - Corporate                 -            (144)             144              98                -
     Deferred Financing Fees                             -               -                -             184             0.01
     J&L Restructuring                                 529               -           10,093           6,863             0.22
     FSS Restructuring                                   -               -              635             430             0.01
     J&L Strong Tool Divestiture                         -               -                -           2,390             0.08
                                            ---------------  --------------  ---------------  --------------   --------------
2002 Results Excluding Special Items             $ 513,551       $ 389,241        $ 121,506        $ 61,581           $ 1.95
                                            ===============  ==============  ===============  ==============   ==============

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

                        FINANCIAL HIGHLIGHTS (CONTINUED)


SEGMENT DATA (UNAUDITED):

                                                         Quarter Ended                      Twelve Months Ended
                                                            June 30,                              June 30,
                                                   --------------------------          ----------------------------
                                                     2003             2002                 2003             2002
                                                   ---------        ---------          -----------      -----------
Sales:
Metalworking Solutions and Services Group          $ 299,032        $ 231,151          $ 1,123,175        $ 897,157
Advanced Materials Solutions Group                    88,185           80,170              319,223          307,668
J&L Industrial Supply                                 48,158           52,013              196,170          226,010
Full Service Supply                                   28,390           39,564              120,389          152,907
                                                   ---------        ---------          -----------      -----------
Total Sales                                        $ 463,765        $ 402,898          $ 1,758,957      $ 1,583,742
                                                   =========        =========          ===========      ===========

Sales By Geographic Region:
Within the United States                           $ 238,323        $ 257,709          $   946,518      $ 1,019,849
International                                        225,442          145,189              812,439          563,893
                                                   ---------        ---------          -----------      -----------
Total Sales                                        $ 463,765        $ 402,898          $ 1,758,957      $ 1,583,742
                                                   =========        =========          ===========      ===========

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group          $  24,139        $  29,243          $    90,627      $    97,323
Advanced Materials Solutions Group                    (7,805)          10,082               17,348           26,781
J&L Industrial Supply                                    931            1,044                6,140             (681)
Full Service Supply                                      264              215                  (56)           2,014
Corporate and Eliminations                           (11,654)          (9,750)             (46,134)         (34,120)
                                                   ---------        ---------          -----------      -----------
Total Operating Income                             $   5,875        $  30,834          $    67,925      $    91,317
                                                   =========        =========          ===========      ===========

Operating Income (Loss), excluding special charges:
Metalworking Solutions and Services Group          $  29,784        $  31,347          $   106,180      $   107,568
Advanced Materials Solutions Group                    10,699           11,506               39,056           34,778
J&L Industrial Supply                                    867            1,290                7,343            9,412
Full Service Supply                                      264              550                  (18)           2,649
Corporate and Eliminations                           (11,753)          (8,690)             (44,997)         (32,901)
                                                   ---------        ---------          -----------      -----------
Total Operating Income                             $  29,861        $  36,003          $   107,564      $   121,506
                                                   =========        =========          ===========      ===========

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


                        FINANCIAL HIGHLIGHTS (CONTINUED)


OPERATING INCOME RECONCILIATION (UNAUDITED):

                                                             MSSG       AMSG        J&L         FSS    Corp & Elim.    Total
                                                           --------   --------    --------    -------- ------------  --------
2003 Reported Operating Income (Loss)                      $ 24,139   $ (7,805)   $    931    $    264   $(11,654)   $  5,875
   Restructuring                                              3,134      1,224         (64)          -        (99)      4,195
   Widia Integration Costs                                    2,511      1,170           -           -          -       3,681
   Electronics Impairment                                         -     16,110           -           -          -      16,110
                                                           ------------------------------------------------------------------
2003 Operating Income (Loss) Excluding Special Charges     $ 29,784   $ 10,699    $    867    $    264   $(11,753)   $ 29,861
                                                           ==================================================================


2002 Reported Operating Income (Loss)                      $ 29,243   $ 10,082    $  1,044    $    215   $ (9,750)   $ 30,834
   Restructuring                                              2,104      1,424         246         335        916       5,025
   Widia Integration Costs                                        -          -           -           -        144         144
                                                           ------------------------------------------------------------------
2002 Operating Income (Loss) Excluding Special Charges     $ 31,347   $ 11,506    $  1,290    $    550   $ (8,690)   $ 36,003
                                                           ==================================================================


TWELVE MONTHS ENDED JUNE 30,

                                                             MSSG       AMSG        J&L         FSS    Corp & Elim.    Total
                                                           --------   --------    --------    -------- ------------  --------
2003 Reported Operating Income (Loss)                      $ 90,627   $ 17,348    $  6,140    $    (56)  $(46,134)   $ 67,925
   Restructuring                                              9,060      4,406       1,203          38      1,137      15,844
   Widia Integration Costs                                    6,493      1,192           -           -          -       7,685
   Electronics Impairment                                         -     16,110           -           -          -      16,110
                                                           ------------------------------------------------------------------
2003 Operating Income (Loss) Excluding Special Charges     $106,180   $ 39,056    $  7,343    $    (18)  $(44,997)   $107,564
                                                           ==================================================================


2002 Reported Operating Income (Loss)                      $ 97,323   $ 26,781    $   (681)   $  2,014   $(34,120)   $ 91,317
   Restructuring                                             10,245      7,997      10,093         635      1,075      30,045
   Widia Integration Costs                                        -          -           -           -        144         144
                                                           ------------------------------------------------------------------
2002 Operating Income (Loss) Excluding Special Charges     $107,568   $ 34,778    $  9,412    $  2,649   $(32,901)   $121,506
                                                           ==================================================================

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

                        FINANCIAL HIGHLIGHTS (CONTINUED)

RECONCILIATION TO GAAP CASH FLOW INFORMATION (UNAUDITED)

                                                                      Quarter Ended                     Twelve Months Ended
                                                                          June 30,                           June 30,
                                                                ---------------------------         ---------------------------
                                                                   2003              2002              2003             2002
                                                                ---------         ---------         ---------         ---------
Net income                                                      $  (4,868)        $  15,370         $  18,130         $(211,908)
Adoption of SFAS 142                                                    -                 -                 -           250,406
Electronics impairment                                             16,110                 -            16,110                 -
Other non-cash items                                               11,796             8,468            21,126            26,144
Depreciation and amortization                                      22,224            18,392            84,043            73,629
Change in primary working capital                                  30,897            16,366            48,825            60,362
Change in other assets and liabilities                             (8,125)           (6,535)           (4,766)          (34,548)
                                                                ---------         ---------         ---------         ---------
Net cash flow provided by operating activities                     68,034            52,061           183,468           164,085

Purchase of property, plant and equipment                         (13,447)          (13,691)          (49,413)          (44,040)
Proceeds from disposals of property, plant and equipment              371             5,106             1,875            10,905
                                                                ---------         ---------         ---------         ---------
Free operating cash flow                                        $  54,958         $  43,476         $ 135,930         $ 130,950
                                                                =========         =========         =========         =========




CONDENSED BALANCE SHEETS (UNAUDITED)

                                                                                   Quarter Ended
                                                -----------------------------------------------------------------------------------
                                                  06/30/03          03/31/03          12/31/02          09/30/02          06/30/02
                                                -----------       -----------       -----------       -----------       -----------
ASSETS
Cash and equivalents                               $ 15,093          $ 17,250          $ 18,155          $ 14,300          $ 10,385
Accounts receivable, net of allowance               235,648           235,908           199,261           221,313           179,101
Inventories                                         392,255           408,996           403,530           403,590           345,076
Deferred income taxes                                79,564            81,651            80,204            71,084            71,375
Other current assets                                 42,119            44,286            53,868            40,110            31,447
                                                -----------       -----------       -----------       -----------       -----------
     TOTAL CURRENT ASSETS                           764,679           788,091           755,018           750,397           637,384
                                                -----------       -----------       -----------       -----------       -----------
Property, plant and equipment, net                  493,373           476,208           480,066           480,696           435,116
Goodwill and Intangible assets, net                 473,932           491,987           478,060           467,140           367,992
Other assets                                         47,108           107,159           104,937           109,225            83,119
                                                -----------       -----------       -----------       -----------       -----------
     TOTAL                                      $ 1,779,092       $ 1,863,445       $ 1,818,081       $ 1,807,458       $ 1,523,611
                                                ===========       ===========       ===========       ===========       ===========

LIABILITIES
Short-term debt                                 $    10,845       $    15,068       $    17,591       $    16,992       $    23,480
Accounts payable                                    119,853           120,981            92,114           101,823           101,586
Accrued liabilities                                 205,649           208,816           171,726           171,045           137,034
                                                -----------       -----------       -----------       -----------       -----------
     TOTAL CURRENT LIABILITIES                      336,347           344,865           281,431           289,860           262,100
                                                -----------       -----------       -----------       -----------       -----------
Long-term debt                                      514,842           565,067           599,425           599,615           387,887
Deferred income taxes                                 8,660            38,382            46,801            53,475            52,570
Other liabilities                                   178,453           140,550           135,101           125,816            96,421
                                                -----------       -----------       -----------       -----------       -----------
     TOTAL LIABILITIES                            1,038,302         1,088,864         1,062,758         1,068,766           798,978
                                                -----------       -----------       -----------       -----------       -----------

MINORITY INTEREST                                    18,880            18,070            17,594            17,685            10,671
                                                -----------       -----------       -----------       -----------       -----------

SHAREOWNERS' EQUITY                                 721,910           756,511           737,729           721,007           713,962
                                                -----------       -----------       -----------       -----------       -----------

     TOTAL                                      $ 1,779,092       $ 1,863,445       $ 1,818,081       $ 1,807,458       $ 1,523,611
                                                ===========       ===========       ===========       ===========       ===========

                                     -more-

       RECONCILIATION OF FORECASTED GAAP CASH FLOW INFORMATION (UNAUDITED)

                                                                                        TWELVE MONTHS ENDED
                                                                                           JUNE 30, 2004
                                                                                        -------------------
Forecasted net cash flow provided by operating activities                               $170,000 - $195,000

Forecasted purchases and disposals of property, plant and equipment                          (70,000)

                                                                                        -------------------
Forecasted free operating cash flow                                                     $100,000 - $125,000
                                                                                        ===================

                                      -end-